EXECUTION COPY


                              EMPLOYMENT AGREEMENT


      This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 9th day of March 2011 (the "Effective Date"), between AXA Financial, Inc. ("AXA Financial") and AXA Equitable Life Insurance Company ("AXA Equitable"), on the one hand (collectively, the "Company"), and Mark Pearson, on the other (the "Executive").

      WHEREAS, the Executive is employed as President and Chief Executive Officer of AXA Financial, and as Chairman of the Board and Chief Executive Officer of AXA Equitable;

      WHEREAS, AXA Financial and AXA Equitable are each a wholly owned subsidiary of AXA SA, a French Societe Anonyme organized under the laws of France ("AXA" and together with all of its subsidiaries and affiliates, "AXA Group"); and

      WHEREAS, the Company considers the services of the Executive to be unique and essential to the success of the Company's business;

      NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed between the Company and the Executive as follows:

1.    EMPLOYMENT. During the Employment Term (as defined below):

      (a) The Executive agrees to serve as the President and Chief Executive Officer of AXA Financial reporting directly to the AXA Financial Board of Directors.

      (b) The Executive will also serve as the Chairman of the Board and Chief Executive Officer of AXA Equitable reporting directly to the AXA Equitable Board of Directors.

      (c) The Executive shall also serve as a director on the Boards of Directors of AXA Financial and AXA Equitable.

2. EMPLOYMENT TERM. The term of the Executive's employment under this Agreement commenced as of February 11, 2011 and shall continue until terminated by either party on 30 days' prior written notice or until the close of the last day of the calendar month in which the Executive attains age 65, whichever comes first (the "Employment Term").

3. DUTIES. During the Employment Term, and except for illness or incapacity and reasonable vacation periods consistent with Company policies for other senior officers, the Executive shall devote all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company and its subsidiaries, shall not be engaged in any other business activity, and shall perform and discharge well and faithfully the duties of the offices of the Company held by him, including management of the business affairs of the Company and such other duties as may be assigned to him from time to time by the AXA Financial and AXA Equitable Boards of Directors not inconsistent with his

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      positions; provided, however, that nothing in this Agreement shall preclude the Executive from devoting time during reasonable periods required for:

      (i) serving, in accordance with and after obtaining the approvals required by Company policies and the approval of the Chief Executive Officer of the AXA Group, as a director of any company or organization involving no actual or potential conflict of interest with the Company or any of its affiliates;

      (ii)   delivering lectures and fulfilling speaking engagements;

      (iii) engaging in charitable, community and other personal activities in accordance with Company policies; and/or

      (iv) managing his personal investments in accordance with all applicable laws, regulations and Company policies;

      provided, however, that such activities do not materially affect or interfere with the performance of the Executive's duties and obligations to the Company or any of its affiliates (including any obligations set forth in this Agreement).

4. PLACE OF PERFORMANCE. The principal place of employment of the Executive shall be in New York City, New York, USA, but the Executive understands that his duties under this Agreement will entail significant domestic and international travel.

5. COMPENSATION. The Executive shall be compensated for services rendered during the Employment Term as follows:

         (a) Base Salary. During the Employment Term, the Executive shall be compensated at an annualized base salary of no less than $1,150,000 (the base salary, at the rate in effect from time to time, is hereinafter referred to as the "Base Salary"), payable in accordance with the Company's regular payroll practices. The Organization and Compensation Committee of the Company's Boards of Directors (the "OCC") shall no less than annually review and may, in its sole discretion, recommend to the Company's Boards of Directors that this Base Salary be increased, as it deems appropriate, during the Employment Term. The first such review shall be in February 2012. The Base Salary shall never be decreased: (i) unless the Executive provides his prior written consent to such decrease or (ii) except for across-the-board salary reductions similarly affecting all officers of the Company with the title of Executive Vice President or higher.

         (b)  Annual Bonus. In addition to the Base Salary provided for in
              Section 5(a) above, the Company may provide annual bonus awards to the Executive under a short-term incentive compensation plan for senior officers (the "Short-Term Plan") in accordance with the terms of the Short-Term Plan and any performance measures established thereunder. The Executive shall have a target short-term incentive compensation opportunity for 2011 of no less than 170% of his Base Salary and shall receive a guaranteed bonus under the Short-Term Plan for 2011 (to be paid in February 2012) of no less than $1,773,216. The OCC shall no less than annually review the level of the Executive's target short-term incentive


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              compensation opportunity and may, in its sole discretion,
              recommend to the Company's Boards of Directors that this target percentage be increased or decreased, as it deems appropriate, during the Employment Term.

         (c) Target Long-Term Incentive. The Executive may receive annual equity awards under a long-term incentive compensation plan for senior officers (the "Long-Term Plan") in accordance with the terms of the Long-Term Plan. For 2011, the target grants to the Executive under the Long-Term Plan will be 137,500 stock options and 45,000 performance units. The actual grant of equity awards, and the terms of such awards, will be at the sole discretion of the OCC or a successor committee and the AXA Board of Directors. The valuation of any stock options granted to the Executive will be based on the Black-Scholes or other valuation model as applied in the sole discretion of the OCC and AXA Board of Directors and consistent with the treatment of stock options granted to other senior officers.

6.    EMPLOYEE BENEFITS.

      (a) General Provisions. Except as expressly provided in this Agreement, the Executive shall be eligible to participate in all employee benefit, welfare, pension and deferred compensation plans offered by the Company (collectively referred to as the "Benefit Plans") in accordance with the terms of those plans on a basis which is no less favorable to the Executive than that made available to other senior officers of the Company, as long as such Benefit Plans are kept in force by the Company and provided that the Executive meets the eligibility requirements of the respective Benefit Plans. The Executive's prior service with 80% or more owned subsidiaries of AXA will be treated the same as service with the Company for purposes of the Benefits Plans in accordance with the terms of the Benefits Plans. In addition, the Executive's prior service with 50% or more owned subsidiaries of AXA will be treated the same as service with the Company for purposes of all nonqualified Benefit Plans.

      (b) Vacation and Sick Leave. The Executive shall be entitled to vacation and sick leave in accordance with the vacation and sick leave policies adopted by the Company from time to time for senior officers.

      (c) Business Travel and Expenses. The Executive shall be reimbursed by the Company for reasonable business expenses, as approved by the Company, which are incurred and accounted for in accordance with the Company's normal practices and procedures for reimbursement of expenses.

      (d) Executive Car and Driver. In order to ensure the accessibility and safety of the Executive during the Employment Term, the Company will provide the Executive with a car and driver for business and personal purposes.

      (e) Air Travel. For business related travel within the United States, the Executive shall be entitled to conduct his air travel by means of private aircraft. The Executive may also from time to time, as mutually agreed with the AXA Group Chief Executive Officer, be entitled to conduct his international business-related


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           travel by means of private aircraft. For travel related to business of the AXA Management Committee, the Executive shall be entitled to travel first class. For all other business-related travel, the Executive shall be entitled to travel business class. All private aircraft will be provided by the Company by any commercially reasonable method as long as such methods are available to the Company.

      (f) Financial Counseling. During the Employment Term, the Executive will be entitled to reimbursement by the Company of fees and disbursements incurred by him for personal financial counseling services provided by a person or company selected by him up to an aggregate amount of $20,000 for each calendar year. Alternatively, the Executive may use the services of The Ayco Company, L.P. (or a successor vendor) on terms consistent with those provided for other senior officers. In addition, the Executive will be entitled to reimbursement by the Company of reasonable fees and disbursements incurred by him for personal financial counseling services with respect to his transition to United States tax laws provided by a person or company selected by him up to an aggregate amount of $25,000 for each of calendar years 2011 and 2012.

      (g) Parking, Club Memberships, Physical Exams. During the Employment Term, the Company will provide to the Executive the same benefits as the Company provides to other senior officers with respect to:

                    (i)    parking;

                    (ii)   city and country club memberships; and

                    (iii)  executive health examination,

           all in accordance with the Company's normal practices and procedures.

      (h) Excess Liability Insurance. During the Employment Term, the Company will provide the Executive with personal excess liability insurance coverage of $25,000,000.

      (i) Trips to United Kingdom. During the Employment Term, the Executive, along with his spouse, shall be entitled to the airfare for 2 trips per calendar year to the United Kingdom in business class (or first class if business class is not available) for personal purposes.

      (j) Expatriate Tax Services. During the Employment Term, the Executive shall be entitled to expatriate tax services provided by Ernst & Young (or a successor vendor) consistent with those provided to senior officer expatriates of the Company.

      (k) Company Car. During the Employment Term, the Company will provide the Executive with or will reimburse the Executive for the cost of leasing a Company car for his personal use in addition to the use of the Company's car and driver described in Section 6(d) above. The Company will reimburse the Executive for all reasonable operating expenses, maintenance and fees related to the car,

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           including automobile insurance, in accordance with the Company's normal practices and procedures.

      (l) Repatriation. Upon the Executive's termination of employment for any reason other than Cause (as defined in Section 7(a) below), the Company will promptly reimburse the Executive for the cost of moving his household goods, furnishings and personal effects back to his home country in accordance with the Company's normal practices and procedures under its international mobility policies.

7. TERMINATION OF EMPLOYMENT. For purposes of determining entitlements pursuant to this Agreement the following definitions shall apply:

      (a) Termination by the Company for Cause. For purposes of this Agreement, "Cause" shall mean (i) the willful failure by the Executive to perform substantially his duties as an employee of the Company or any of its affiliates after reasonable notice to the Executive of such failure; (ii) the Executive's willful misconduct that is materially injurious to the Company or any of its affiliates; (iii) the Executive's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony (other than a felony involving "limited vicarious liability" as defined in this Section 7(a)); or (iv) the willful breach by the Executive of any written covenant or agreement with the Company or any of its affiliates not to disclose any information pertaining to the Company or any of its affiliates or not to compete or interfere with the Company or any of its affiliates. For purposes of this Section 7(a), "limited vicarious liability" shall mean any liability which is (i) based on acts of the Company for which the Executive is responsible solely as a result of his office(s) with the Company and (ii) provided that (x) he was not directly involved in such acts and either had no prior knowledge of such intended actions or promptly acted reasonably and in good faith to attempt to prevent the acts causing such liability or (y) he did not have a reasonable basis to believe that a law was being violated by such acts. No act or failure to act will be considered "willful" for purposes of this Section 7(a) unless it is done, or omitted to be done, by the Executive in bad faith and without reasonable belief that this action or omission was in the best interests of the Company.

      (b) Death. If the Executive's employment terminates by reason of death, the termination shall be deemed to be voluntarily made by the Executive and the date of his death shall be the date of termination for purposes of this Agreement.

      (c) Termination by the Executive for Good Reason. For purposes of this Agreement, termination of the Executive's employment by the Executive for "Good Reason" shall mean:

           (i) termination of employment by the Executive after having delivered to the Company a written notice of termination within 30 days after the occurrence of one or more of the following circumstances, without the Executive's express prior written consent, which are not remedied by the Company within 30 days of its receipt of the Executive's notice of termination:

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                 (A)  an assignment to the Executive of any duties materially inconsistent with his position, duties, responsibilities, and status with the Company, or any material limitation of the powers of the Executive not consistent with the powers of the Executive contemplated by Sections 1 and 3 above;

                 (B) any removal of the Executive from the positions specified in Section 1 above;

                 (C)  a diminution of the Executive's titles as specified in
                      Section 1 above;

                 (D) the Company's requiring the Executive to be based at any office or location more than 75 miles commuting distance from the location referred to in Section 4 of this Agreement;

                 (E) any material failure by the Company to comply with any of the provisions of Section 5 above; or

                 (F) a failure of the Company to secure a written assumption by any successor company as provided for in Section 11(h) below; and/or

           (ii) termination of employment by the Executive in the event of a Change in Control (as hereinafter defined) of the Company upon 30 days' written notice, provided that the Executive must deliver such notice to the Company within 180 days after the effective date of any such Change in Control. For purposes of this Section 7(c)(ii), "Change in Control" shall mean any of the following events:

                 (A) Any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose, (i) AXA, any affiliate of AXA, the Company or any subsidiary of the Company, or
                      (ii) any employee benefit plan of AXA, any affiliate of AXA, the Company or any subsidiary of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by AXA, any affiliate of AXA, the Company or any subsidiary of the Company;

                 (B) AXA and its affiliates cease to control the election of a majority of the Boards of Directors of the Company; or

                 (C) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case,

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                      unless, following such Business Combination, AXA and its
                      affiliates own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries).

      (d) Age 65 Expiration of Agreement. Age 65 expiration of this Agreement shall mean termination of employment as of the close of the last day of the calendar month in which the Executive attains age 65. For purposes of this Agreement, the termination of employment shall be deemed to be voluntarily made by the Executive.

      (e) Termination by the Executive Without Good Reason. The Executive may terminate this Agreement without Good Reason on 30 days' prior written notice, and such termination shall not be a breach of this Agreement

8.    COMPENSATION UPON TERMINATION.

      (a) Accrued Benefits Payable Upon Any Termination. If the Executive's employment is terminated by the Company or by him for any reason (including death), then the Company shall pay the Executive within 30 days of the date of termination: (i) any earned but unpaid Base Salary and (ii) any reimbursable expenses accrued or owing the Executive hereunder as of the date of termination. In addition, if the Executive's employment terminates for any reason other than a termination by the Company for Cause, the Executive shall be entitled to the lump sum cash payment of any unpaid bonus relating to service performed by the Executive for any fiscal year prior to the year in which termination occurs, payable on the 60th day following the date of termination.

      (b) Severance Benefits. In the event the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall be entitled to the following, subject to the restrictions of this Section 8(b):

           (i) severance pay equal to the sum of: (A) 2 years of Base Salary and (B) 2 times the greatest of: (1) the Executive's most recent bonus, (2) the average of the Executive's last 3 bonuses and (3) the Executive's target bonus for the year in which termination occurred;

           (ii) access to participation in the Company's medical plans at the Executive's (or his spouse's) sole expense based on a reasonably determined fair market value premium rate for 2 years from the date of termination or, if such participation would be deemed discriminatory with respect to the Company's medical plans under Section 105(h) or Section 501(c)(9) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay the Executive an amount equal to the excess, if any, of the cost of an individual policy with comparable coverage over the amount the

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                 Executive would have paid pursuant to the Company's plans (the
                 "Health Differential Payment") for such coverage;

           (iii) the lump sum payment of a pro-rated bonus at target for the year in which the termination occurred (the "Pro-Rated Bonus");

           (iv)  excess pension plan accruals on the severance pay described in
                 Section 8(b)(i) above; and

           (v) continued participation in the AXA Equitable Executive Survivor Benefit Plan for 2 additional years following termination of employment.

           The severance pay shall be paid in biweekly installments in accordance with the Company's regular payroll practices over a 2-year period beginning on the first payroll date of the Company following the 60th day after the date of termination of employment (the "Severance Period"). The Health Differential Payment for the first year of coverage shall be paid in a lump sum in the second calendar year following the year of termination of employment and the Health Differential Payment for the second year of coverage shall be paid in a lump sum in the third calendar year following termination of employment. The Pro-Rated Bonus shall be paid in February of the calendar year following the year of termination of employment. Notwithstanding the preceding part of this Section 8(b):

           (W)   in the event the Executive provides services as described in
                 Section 9(a) below during the Severance Period, the Executive's entitlement to severance pay shall cease on the date the provision of such services commences;

           (X)   if, in accordance with the notice provision set forth in
                 Section 11(c) below, the Company delivers to the Executive a release substantially in the form attached to this Agreement as Exhibit A within 5 days following the date of termination of employment, then the Executive shall not be entitled to the above severance benefits unless the Executive executes such release within 45 days after receipt of the release and does not exercise any rights he may have to revoke such release;

           (Y) the severance benefits provided for herein shall be in lieu of any other severance benefits under any Company plan or policy and the Executive hereby waives any right to participate in any such arrangement; and

           (Z) in the event of a termination by the Company without Cause or by the Executive for Good Reason solely under Section 7(c)(ii) above, the Executive's bi-weekly installments of severance pay shall cease after 12 months if the IFRS "Underlying operating earnings before tax" line item under the heading "Life & Savings Operations - United States" as reported in AXA Group's Document de Reference filed with the Autorite des Marches Financiers for each of the 2 consecutive fiscal years


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                 immediately preceding the year of termination are both
                 negative.

      (c) Termination by Executive Without Good Reason. If the Executive's employment is terminated by the Executive without Good Reason, then the Company shall pay the Executive a lump sum cash payment equal in amount to 50% of his Base Salary on the first day of the seventh month following the date of termination of employment, provided that, in the event the Executive provides services as described in Section 9(a) below during the 6-month period following termination of employment, the Executive shall not be entitled to such lump sum cash payment.

      (d) Expiration of Agreement at Age 65. If the Executive's employment is terminated as a result of age 65 expiration of this Agreement as defined in Section 7(d) above, then the retirement provisions of the Benefit Plans shall be applicable to the Executive.

      (e) No Mitigation; No Offset. In the event of any termination of the Executive's employment, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement or otherwise on account of any compensation attributable to any subsequent employment that he may obtain.

      (f) Post-Termination Cooperation. Following the Employment Term, the Executive shall give his assistance and cooperation willingly, upon adequate and reasonable advance written notice with due consideration for his other business or personal commitments, in any matter relating to his position with the Company or his expertise or experience as the Company may reasonably request, including his attendance and truthful testimony where deemed appropriate by the Company, with respect to any investigation or the Company's defense or prosecution of any existing or future claims or litigations or other proceedings relating to matters in which he was involved or potentially had knowledge by virtue of his employment with the Company. Upon submission of appropriate written documentation, the Company shall promptly reimburse the Executive for reasonable, pre-approved expenses incurred in carrying out the provisions of this
           Section 8(f) including demonstrably lost wages (if any). For the avoidance of doubt, the Company shall make all reasonable efforts to
           (i) take into account the Executive's business and personal schedule and (ii) provide the Executive with adequate and reasonable written notice in the event Executive's assistance is requested.

9.    NON-COMPETITION AND NON-SOLICITATION.

      (a) Non-Competition. During his employment with the Company and for a period of one year from the date of the Executive's termination of employment (6 months if the Executive terminates employment without Good Reason), the Executive will not provide services, in any capacity, whether as an employee, consultant, independent contractor, owner, partner, shareholder, director, or otherwise, to any person or entity that provides products or services that compete with any present or planned business of the Company and any of its affiliates, including but not


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           limited to any other life insurance or financial services company, provided that nothing herein shall prevent the Executive from, after the termination of his employment, being a passive owner of not more than 5% of the outstanding stock of any class of securities of a corporation that is publicly traded and that may acquire any corporation or business that competes with the Company or any of its affiliates.

      (b) Non-Solicitation: Customers. For a period of one year following the termination of the Executive's employment for any reason, or, if longer, during the Severance Period, the Executive will not directly or indirectly solicit the business of any customer or prospective customer of the Company or any of its affiliates for any purpose other than to obtain, maintain and/or service the customer's business for the Company or any of its affiliates.

      (c) Non-Solicitation: Employees. For a period of one year following the termination of the Executive's employment for any reason, or, if longer, during the Severance Period, the Executive agrees not to, directly or indirectly, recruit, solicit or hire any employees of the Company or any of its affiliates to work for the Executive or any other person or entity, providing that the Executive may hire (i) his personal assistants, (ii) any former employee that has not been employed by the Company for a period exceeding 180 days, and/or (iii) any employee of the Company whose employment was terminated by the Company.

      (d) Exclusive Property. The Executive confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by the Executive relating to the business of the Company or any of its affiliates shall be and remain the property of the Company. Upon the termination of his employment with the Company or upon the request of the Company at any time, the Executive shall promptly deliver to the Company, and shall not without the consent of the Company's Boards of Directors retain copies of, any written materials not previously made available to the public or any records and documents made by the Executive in his possession concerning the business or affairs of the Company or any of its affiliates.

      (e) Remedies. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in this Section 9 may result in material irreparable injury to the Company or its affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 9 or such other relief as may be required to specifically enforce any of the covenants in this
           Section 9.

10. CONFIDENTIALITY. During and after the Employment Term, and except as otherwise required by law, the Executive shall not disclose or make accessible to any business, person or entity, or make use of (other than in the course of the business of the Company)


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      any trade secrets, proprietary knowledge or confidential information which the Executive shall have obtained during his employment by the Company and which shall not be generally known to or recognized by the general public. All information regarding or relating to any aspect of the business of the Company or any of its affiliates, including but not limited to that relating to existing or contemplated business plans, activities or procedures, current or prospective clients, current or prospective contracts or other business arrangements, current or prospective products, facilities and methods, manuals, intellectual property, price lists, financial information (including the revenues, costs, or profits associated with any of the products or services of the Company or any of its affiliates), or any other information acquired because of the Executive's employment by the Company, shall be conclusively presumed to be confidential; provided, however, that the Executive may use or disclose confidential information: (a) as may be required or appropriate in connection with his work as an employee of the Company in the ordinary course of business and in accordance with the Company's policies, (b) pursuant to the order of a court or governmental agency of competent jurisdiction, or for purposes of securing enforcement of the terms and conditions of this Agreement, (c) to respond to any inquiry, or provide testimony, about this Agreement or its underlying facts and circumstances by, or before, the Securities and Exchange Commission, Financial Industry Regulatory Authority or any other self-regulatory organization or any other federal or state regulatory authority, (d) that becomes known generally to the public (other than as a result of unauthorized disclosure by the Executive), and/or (e) pertaining to his job position to the Executive's spouse, attorney and/or his personal tax and financial advisors (each an "Exempt Person") to the extent reasonably necessary or appropriate to advance the Executive's tax and financial planning, provided, however, that the Exempt Person shall agree in writing to be bound by the confidentiality provisions set forth herein prior to the Executive's disclosure and any disclosure or use of confidential information by an Exempt Person shall be deemed to be a breach of this
      Section 10 by the Executive. The Executive's obligations under this
      Section 10 shall be in addition to any other confidentiality or nondisclosure obligations of the Executive to the Company at law or under any other Company policy or agreements.

11.   OTHER MATTERS.

      (a) Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive relating to the subject matter hereof and supersedes any prior agreement or understandings and, except to the extent expressly provided herein or as required by law, any provisions of any plan, program, policy or other document of the Company pertaining to the subject matter hereof.

      (b) Assignment. Except as set forth below, this Agreement and the rights and obligations contained herein shall not be assignable or otherwise transferable by either party to this Agreement without the prior written consent of the other party to this Agreement. Notwithstanding the foregoing, any amounts owing to the Executive upon his death shall inure to the benefit of his heirs, legatees, personal representatives, executor or administrator.

      (c) Notices. Any and all notices provided for under this Agreement shall be in writing and hand delivered or sent by first class registered or certified mail, postage prepaid, return receipt requested, addressed to the Executive at his residence or to the Company, attention General Counsel, at its usual place of business, and all such notices shall be deemed effective at the time of delivery or at the time delivery is refused by the addressee upon presentation. Notices sent to the Executive shall also be sent at the same time to: Stewart Reifler, Esq., Vedder Price P.C., 1633 Broadway, 47th Floor, New York, New York 10019.

      (d) Amendment/Waiver. No provision of this Agreement may be amended, waived, modified, extended or discharged unless such amendment, waiver, extension or discharge is agreed to in writing signed by both the Company and the Executive.

      (e) Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted, and enforced in accordance with the laws of the State of New York (applicable to contracts to be performed wholly within such State) without regard to the conflicts of law doctrine unless superseded by United States federal law.

      (f) Controlling Document. If any provision of any agreement, plan, program, policy, arrangement or other written document between or relating to the Company and the Executive to which this Agreement refers conflicts with any provision of this Agreement, the provision of this Agreement shall control and prevail.

      (g) Severability. The Executive hereby expressly agrees that all of the covenants in this Agreement are reasonable and necessary in order to protect the Company and its business. If any provision or any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective only to the extent of such invalidity or unenforceability and shall not affect in any way the validity or enforceability of the remaining provisions of this Agreement, or the remaining parts of such provision.

      (h) Successor in Interests. In the event the Company merges or consolidates with or into any other corporation or corporations, or sells or otherwise transfers substantially all of its assets to another corporation, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation surviving or resulting from the merger or consolidation or to which the assets are sold or transferred and, prior to the consummation of any such event, the Company shall obtain the express written assumption of this Agreement by the other corporation (other than in the case of a merger after which the Company is the surviving entity). All references herein to the Company refer with equal force and effect to any corporate or other successor of the corporation that acquires directly or indirectly by merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Company.

      (i) Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment hereunder, including without limitation, the Company's obligations under Section 8 above and Section 13 below and the Executive's obligations under Sections 9 and 10 above, and the expiration of the Employment Term, to the extent necessary to the intended preservation of such rights and obligations.

12. APPLICABLE TAXES. There shall be deducted from any compensation payments made under this Agreement any foreign, federal, state, and local taxes or other amounts required to be withheld by any entity having jurisdiction over the matter. With respect to the benefits described in Sections 6(d),
      (f), (g), (h), (i), (j), (k) and (l) above and Section 14 below (the "Grossed-Up Benefits"), the Company will provide the Executive with full tax gross-up due to any imputed income therefrom, but the Executive shall be personally responsible for payment of taxes on any other imputed income resulting from any other benefits afforded under this Agreement. For purposes of determining the amount of the tax gross-up payment for each applicable year, the Executive will be deemed to pay foreign, federal, state and local income taxes on the imputed income from the Grossed-Up Benefits (together with any taxes on the tax gross-up payment) at the highest applicable marginal rate of tax for the calendar year for which the applicable tax gross-up payment is to be made. In addition, the tax gross-up payment for each applicable year shall include any FICA taxes imposed on the imputed income from such benefits (together with any taxes on the tax gross-up payment) for the calendar year for which such tax gross-up payment is to be made. The tax gross-up payments will be made by January 31 of the calendar year following the calendar year in which the Grossed-Up Benefits are provided.

13. INDEMNIFICATION AND INSURANCE. During the Employment Term the Executive will be entitled to the protections afforded by the indemnification provisions of the Company's charter and by-laws and by the directors and officers liability insurance policies purchased from time to time and maintained by the Company to the same extent as other directors and senior officers of the Company.

14. ATTORNEYS' FEES. The Company will pay the reasonable and necessary attorneys' fees and disbursements of Vedder Price P.C., counsel to the Executive, incurred by the Executive in connection with the negotiation and drafting of this Agreement up to an aggregate amount for all such reasonable attorneys' fees and disbursements of $30,000.

15.   CODE SECTION 409A.

      (a) It is intended that this Agreement shall comply with the provisions of Code Section 409A and the Treasury regulations relating thereto so as not to subject the Executive to the payment of interest and penalties under Code Section 409A. In furtherance of this intent, this Agreement shall be interpreted, operated and administered by the Company in a manner consistent with these intentions, and to the extent that any regulations or other guidance issued under Code
           Section 409A would result in the Executive being subject to payment of additional income taxes or interest or penalties under Code
           Section 409A, the Company and the Executive agree to amend this Agreement to maintain to the maximum extent practicable the original intent of this Agreement while avoiding the application of such taxes or interest or penalties under Code Section 409A.

      (b) Notwithstanding anything to the contrary contained in this Agreement, all reimbursements for costs and expenses under this Agreement shall be paid in no event later than the end of the taxable year following the taxable year in which the Executive incurs such expense. With regard to any provision herein that provides for reimbursement of costs and expense or in-kind benefits, except as permitted by Code Section 409A: (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefits and (ii) the amount of expenses eligible for reimbursements or in-kind benefit provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year.

      (c) If, under this Agreement, an amount is paid in 2 or more installments, each installment shall be treated as a separate payment for purposes of Code Section 409A.

16. DELAY OF PAYMENTS. Notwithstanding any other provision of this Agreement, if the Executive is a specified employee for purposes of Code Section 409A at the time of his separation from service, any payment hereunder that is determined, in whole or in part, to constitute "nonqualified deferred compensation" within the meaning of Code Section 409A and is otherwise due to the Executive under this Agreement during the 6-month period following his separation from service (as determined in accordance with Code Section
      409A) shall be accumulated and paid to the Executive in a lump sum on the earlier of: (a) the first business day of the seventh month following his separation from service and (b) the date of the Executive's death (the "New Payment Date"). Thereafter, any such payments that remain outstanding as of the day immediately following the New Payment Date shall be paid without delay over the time period originally scheduled in accordance with the terms of this Agreement. For this purpose, whether the Executive has separated from service as of a certain date will be determined in accordance with Code Section 409A, provided that a separation from service will be deemed to have occurred where the Company and the Executive reasonably anticipate that the level of bona fide services the Executive would perform after that date for the Company and all persons with whom the Company would be considered a single employer under Code Sections 414(b) and 414(c) would permanently decrease to less than 50% of the average level of bona fide services provided by the Executive in the immediately preceding 12 months. In addition, an 80% test will be used to in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b) and in applying Treas. Reg. Section 1.414(c)-2 for purposes of determining trades or businesses that are under common control for purposes of Code
      Section 414(c). The Executive shall be entitled to interest on any delayed payments from the date of termination to the date of payment at a rate equal to the applicable federal short-term rate in effect under Code
      Section 1274(d) for the month in which the Executive's separation from service occurs.

17. DODD-FRANK SECTION 956. Notwithstanding anything contained in this Agreement to the contrary, the Company may unilaterally make changes to the Executive's compensation as necessary or appropriate in order to comply with the provisions of Section 956 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, provided that such changes shall not become effective until after the Executive and his counsel have had a reasonable opportunity to review and comment on such changes.

18. CURRENCY. All amounts designated and payable under this Agreement are denominated and payable in United States dollars.

19. HEADINGS. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

20. COUNTERPARTS. This Agreement may be signed in any number of counterparts (whether by facsimile or electronic means) with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its own behalf by its duly authorized officers, and the Executive has executed this Agreement on his own behalf intending to be legally bound, as of the Effective Date.

                                            AXA FINANCIAL, INC.



                                            By: /s/ Andrew J. McMahon
                                                --------------------------------

                                                Name: Andrew J. McMahon
                                                Title: Senior Executive Vice
                                                       President


                                            AXA EQUITABLE LIFE INSURANCE COMPANY

                                            By: /s/ Andrew J. McMahon
                                                --------------------------------

                                               Name: Andrew J. McMahon
                                               Title: President


                                            EXECUTIVE:

                                            /s/ Mark Pearson
                                            ------------------------------------
                                            Mark Pearson

                                    EXHIBIT A

              CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

                  This Confidential Separation Agreement and General Release (the "Agreement") is made and entered into pursuant to Section 8(b) of the Employment Agreement dated as of February _________, 2011 between Mark Pearson ("Employee") and AXA Financial, Inc. ("AXA Financial") and AXA Equitable Life Insurance Company (together the "Company") (referred to as "Employment Agreement") and sets forth the agreement concerning the termination of employment of Employee with the Company including its current and former parents, subsidiaries and affiliates, and its and their respective current and former successors or predecessors, assigns, representatives, agents, attorneys, shareholders, officers, directors and employees, both individually and in their official capacities (collectively "AXA Equitable").

                  1. Employee acknowledges and agrees that Employee's employment with AXA Equitable terminated on ______ __, ____. Employee further acknowledges and agrees that, as of Employee's termination date, Employee resigns from any and all officer positions and directorships Employee may hold with the Company or any of its affiliates. In consideration for signing this Agreement and in exchange for the promises, covenants and waivers set forth herein, and provided Employee has not revoked this Agreement as set forth below, the Company will provide Employee with the payments and other benefits set forth in Section 8(b) of the Employment Agreement, less applicable withholdings, payable or provided at the times and in the manner set forth in Section 8(b) of the Employment Agreement. No portion of this amount shall be considered compensation for any Company benefit plan or program unless otherwise specified in the Employment Agreement.

                  2. In consideration of the payment described above, and for other good and valuable consideration, Employee by this instrument hereby releases and forever discharges, AXA Equitable from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or in equity, which Employee ever had, now has, or which may arise in the future, regarding any matter arising on or before the date of Employee's execution of this Agreement (whether known or unknown) regarding Employee's employment with or termination of employment from AXA Equitable, including but not limited to any employment-related contract (express or implied), claim for equitable relief or recovery of punitive, compensatory, or other damages or monies, attorneys' fees, tort, and all claims for alleged discrimination based upon age, race, color, sex, sexual orientation, marital status, religion, national origin, handicap, genetic information, disability, or retaliation, including any claim, asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964; the Equal Pay Act of 1963; the Age Discrimination in Employment Act of 1967 ("ADEA"); the Older Workers Benefit Protection Act of 1990; the Americans with Disabilities Act of 1990; the Civil Rights Act of 1866, 42 U.S.C. ss. 1981; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1991; the Worker Adjustment and Retraining Notification Act of 1988; the Sarbanes-Oxley Act of 2002 the Genetic Information Nondiscrimination Act; the Pregnancy Discrimination Act; the Uniformed Services Employment and Reemployment Rights Act; the New York State Human Rights Law;

the New York City Human Rights Law; and any other federal, state or local laws, rules or regulations, whether equal employment opportunity laws, rules or regulations or otherwise, or any right under any AXA Equitable retirement or welfare plan or any AXA or AXA Financial equity plan; provided, however, that this release does not apply to any claim: (i) with respect to any vested benefits which Employee may have, (ii) that arises after the date Employee signs this Agreement, and/or (iii) with respect to the Company's obligation to indemnify Employee under Section 13 of the Employment Agreement. This Agreement may not be cited as, and does not constitute an admission by AXA Equitable of, any violation of any such law or legal obligation with respect to any aspect of Employee's employment or termination therefrom.

                  3. Employee represents and agrees that Employee has not filed any lawsuits or arbitrations against AXA Equitable, or filed or caused to be filed any charges or complaints against AXA Equitable with any municipal, state or federal agency charged with the enforcement of any law or any self-regulatory organization. Pursuant to and as a part of Employee's release and discharge of AXA Equitable, as set forth herein, with the sole exception of Employee's right to bring a proceeding pursuant to the Older Workers Benefit Protection Act of 1990 to challenge the validity of Employee's release of claims pursuant to the ADEA, Employee agrees, not inconsistent with EEOC Enforcement Guidance On Non-Waivable Employee Rights Under EEOC-Enforced Statutes dated April 11, 1997, and to the fullest extent permitted by law, not to sue or file a charge, complaint, grievance or demand for arbitration against AXA Equitable in any forum or assist or otherwise participate willingly or voluntarily in any claim, arbitration, suit, action, investigation or other proceeding of any kind which relates to any matter that involves AXA Equitable, and that occurred up to and including the date of Employee's execution of this Agreement, unless (a) required to do so by court order, subpoena or other directive by a court, administrative agency, arbitration panel or legislative body, or to enforce this Agreement.; or (b) requested to engage in conduct permissible under Section 10(c) of the Employment Agreement. To the extent any such action may be brought by a third party, Employee expressly waives any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action. Nothing in this Agreement shall prevent Employee (or Employee's attorneys) from (i) commencing an action or proceeding to enforce this Agreement, or (ii) exercising Employee's right under the Older Workers Benefit Protection Act of 1990 to challenge the validity of Employee's waiver of ADEA claims, if any, set forth in this Agreement.

                  4. In consideration of the promises of Employee described herein, and for other good and valuable consideration, the Company hereby releases and forever discharges and by this instrument releases and forever discharges Employee from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or in equity, which the Company ever had, now has or may arise in the future, regarding any matter arising on or before the date of its execution of this Agreement, including but not limited to, all claims (whether known or unknown) regarding Employee's employment or termination of employment, any contract (express or implied), any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies, attorneys' fees and any tort, provided however, that nothing herein shall act as a waiver of (i) Employee's obligations under this Agreement, and/or (ii) any liabilities, claims and/or demands which directly or indirectly result from any illegal conduct, act of fraud, theft or violation of any regulation or law or corporate policy of the

Company committed by Employee in connection with Employee's employment with the Company.

                  5. Employee represents, warrants and acknowledges that AXA Equitable owes Employee no wages, commissions, bonuses, sick pay, personal leave pay, severance pay, notice pay, vacation pay, or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in this Agreement or the Employment Agreement, and, if applicable, any AXA or AXA Financial equity compensation plan or Company incentive compensation plan.

                  6. Employee agrees that Employee will not disparage or criticize AXA Equitable, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against AXA Equitable. AXA Equitable shall issue written instructions directing up to 6 employees specified by Employee to not disparage or criticize Employee. This Section 6 does not apply to any person testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

                  7. Upon service on Employee, or anyone acting on Employee's behalf, of any subpoena, order, directive, request or other legal process requiring Employee to engage in conduct encompassed within Section 6 of this Agreement or Sections 9(d) and 10 of the Employment Agreement, Employee or Employee's attorney shall immediately notify AXA Equitable of such service and of the content of any testimony or information to be provided pursuant to such subpoena, order, directive, request or other legal process and within 2 business days send to the undersigned representative of AXA Equitable via overnight delivery (at AXA Equitable's expense) a copy of said documents served upon Employee. provided, however, that if Employee is requested to engage in conduct permitted under Section 10(c) of the Employment Agreement, Employee shall comply with Employee's obligations under this Section only after Employee has responded to the inquiry or provided the testimony sought.

                  8. This Agreement constitutes the entire agreement between AXA Equitable and Employee with respect to the subject matter herein, and supersedes and cancels all prior and contemporaneous written and oral agreements, if any, between AXA Equitable and Employee with respect to the subject matter herein. Employee affirms that, in entering into this Agreement, Employee is not relying upon any oral or written promise or statement made by anyone at any time on behalf of AXA Equitable.

                  9. This Agreement is binding upon Employee and Employee's successors, assigns, heirs, executors, administrators and legal representatives.

                  10. If any of the provisions, terms or clauses of this Agreement are declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties.

                  11. Without detracting in any respect from any other provision of this Agreement:

                           (a) Employee, in consideration of the benefits
provided to Employee as described in Section 1 of this Agreement, agrees and acknowledges that this Agreement constitutes a knowing and voluntary waiver of all rights or claims Employee has or may have against AXA Equitable as set forth herein, including, but not limited to, all rights or claims arising under the ADEA, as amended, including, but not limited to, if applicable all claims of age discrimination in employment and all claims of retaliation in violation of the ADEA; and Employee has no physical or mental impairment of any kind that has interfered with Employee's ability to read and understand the meaning of this Agreement or its terms.

                           (b) Employee understands that, by entering into this
Agreement, Employee does not waive rights or claims that may arise after the date of Employee's execution of this Agreement, including without limitation any rights or claims that Employee may have to secure enforcement of the terms and conditions of this Agreement.

                           (c) Employee agrees and acknowledges that the
consideration provided to Employee under this Agreement is in addition to anything of value to which Employee is already entitled.

                           (d) AXA Equitable hereby advises Employee to consult
with an attorney prior to executing this Agreement.

                           (e) Employee acknowledges that Employee was informed
that Employee had at least 45 days in which to review and consider this Agreement, to review the information required by the ADEA if applicable (provided that a copy of such information has been attached to and made part of this Agreement), and to consult with an attorney regarding the terms and effect of this Agreement.

                  12. Employee may revoke this Agreement within 7 days from the date Employee signs this Agreement, in which case this Agreement shall be null and void and of no force or effect on either AXA Equitable or Employee. Any revocation must be in writing and received by AXA Equitable by 5:00 p.m. on the seventh day after this Agreement is executed by Employee. Such revocation must be sent to the _________________, AXA Equitable, 1290 Avenue of the Americas, New York, New York 10104.

                  13. This Agreement may not be changed or altered, except by a writing signed by an authorized executive officer of the Company and Employee. The laws of the State of New York will apply to any dispute concerning it.

                  14. Employee understands and agrees that the terms set out in this Agreement, including, but not limited to, the confidentiality provisions, shall survive the signing of this Agreement and receipt of benefits hereunder.

PLEASE READ CAREFULLY.  THIS AGREEMENT HAS IMPORTANT LEGAL CONSEQUENCES.

EMPLOYEE EXPRESSLY ACKNOWLEDGES, REPRESENTS, AND WARRANTS THAT EMPLOYEE HAS READ THIS AGREEMENT CAREFULLY; THAT EMPLOYEE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT AXA EQUITABLE HAS ADVISED EMPLOYEE TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT EMPLOYEE HAS HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY; THAT EMPLOYEE UNDERSTANDS THAT THIS AGREEMENT HAS BINDING LEGAL EFFECT; AND THAT EMPLOYEE HAS EXECUTED THIS AGREEMENT FREELY, KNOWINGLY AND VOLUNTARILY.


Date: ____________________________________________________________________
                                             Mark Pearson

On this _____ day of ________________ 20__, before me personally came ___________________, to me known to be the individual described in the foregoing instrument, who executed the foregoing instrument in my presence, and who duly acknowledged to me that Employee executed the same.


                                         _______________________________________
                                             Notary Public



                                         AXA Financial, Inc.


Date: __________________             By: _______________________________
                                         Name:
                                         Title:


                                         AXA Equitable Life Insurance Company


Date:___________________             By: ________________________________
                                         Name:
                                         Title:

EMPLOYEE MUST SIGN AND RETURN THIS AGREEMENT IN THE ENVELOPE PROVIDED TO
THE EMPLOYEE RELATIONS DEPARTMENT, AXA EQUITABLE, 1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104 NO LATER THAN MIDNIGHT ON THE 45TH DAY FOLLOWING EMPLOYEE'S RECEIPT OF THIS AGREEMENT OR IRREVOCABLY LOSE THE OPPORTUNITY TO RECEIVE THE CONSIDERATION DETAILED HEREIN. EMPLOYEE RECEIVED THIS AGREEMENT
ON _________ __, ____.